As filed with the Securities and Exchange Commission on August 15, 2014

Registration No. 333-128210

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	14-1541629
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

38 Corporate Circle

Albany, New York 12203

(518) 452-1242

(Address of Principal Executive Offices)

2005 Long Term Incentive and Share Award Plan

(Full Title of the Plan)

John Anderson

Trans World Entertainment Corporation

38 Corporate Circle

Albany, New York 12203

(Name and address of agent for service)

(518) 452-1242

(Telephone number, including area code, of agent for service)

Copy to:

William M. Hartnett, Esq.

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

(212) 701-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On September 9, 2005, Trans World Entertainment Corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-128210) with the Securities and Exchange Commission (the “Original Registration Statement”) with respect to shares of common stock of the Company to be issued pursuant to the Trans World Entertainment Corporation 2005 Long Term Incentive and Share Award Plan (the “Plan”). The Company is filing this Post-Effective Amendment No. 1 (this “Amendment”) for the sole purpose of updating Exhibit 99.1 of the Original Registration Statement to include an updated version of the Plan, which was amended and restated with an effective date of July 2, 2014. This Amendment does not modify any provision of the Original Registration Statement other than Exhibit 99.1 as set forth below and filed herewith.

No additional shares of the Company’s common stock are being registered pursuant to this Amendment and the registration fees for the shares of the Company’s common stock to which the Original Registration Statement and this Amendment apply were paid at the time of filing the Original Registration Statement. Therefore, no additional registration fees are required.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits.

See Exhibit Index.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany on August 15, 2014.

TRANS WORLD ENTERTAINMENT CORPORATION

By:	/s/ Robert J. Higgins
Robert J. Higgins
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been duly signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Higgins	Chairman and Chief Executive Officer (Principal Executive Officer)	August 15, 2014
Robert J. Higgins

/s/ John Anderson	Chief Financial Officer (Principal Financial and Chief Accounting Officer)	August 15, 2014
John Anderson

*	Director	August 15, 2014
Martin Hanaka

Director
Robert Marks

*	Director	August 15, 2014
Dr. Joseph Morone

Director
Michael Nahl

*	Director	August 15, 2014
Michael Solow

*	By Robert J. Higgins, as attorney-in-fact and agent, pursuant to a power of attorney, a copy of which has been filed with the Securities and Exchange Commission as Exhibit 24.1 to this registration statement.

/s/ Robert J. Higgins
Robert J. Higgins
Attorney-in-Fact
II-2

EXHIBIT INDEX

Exhibit Number	Description
99.1	Trans World Entertainment Corporation 2005 Long Term Incentive and Share Award Plan (As Amended and Restated)